Exhibit 99.1

May 24, 2018

Stellar Biotechnologies Announces Exercise of Warrants Resulting in Cash Proceeds of $3 Million

LOS ANGELES, May 24, 2018 /PRNewswire/ -- Stellar Biotechnologies, Inc. (Nasdaq: SBOT, “Stellar” or the “Company”), a leading manufacturer of a key protein utilized in multiple immunotherapy development pipelines targeting Alzheimer’s, lupus and cancers, among other diseases, today announced the agreement by certain holders of its common share purchase warrants to exercise and purchase 1,122,076 shares of its Common Shares at the existing exercise price of $2.65 per share. The Common Shares issued upon exercise are registered pursuant to its registration statement on Form S-1, as amended (File No. 333-224314) relating to such Common Shares, which registration statement was declared effective by the Securities and Exchange Commission (SEC) on May 10, 2018 (the “Registration Statement”). The gross proceeds from the exercise of the warrants are expected to be approximately $3.0 million, prior to deducting placement agent discounts and commissions and estimated offering expenses. Stellar intends to use the net proceeds from the offering for general corporate purposes, which may include research and development activities, capital expenditures and working capital.

In consideration for the immediate exercise of the warrants and in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, the exercising holders will receive two series of unregistered warrants. The Series A common share warrant will be exercisable into, in the aggregate, 1,122,076 common shares at an exercise price of $2.65 and have a term of exercise equal to 5 years. The Series B common share warrants will be exercisable into, in the aggregate, 2,244,152 common shares at an exercise price of $2.65 and have a term of exercise equal to 7 months.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the exercise of the warrants.

The new warrants being issued to the holders have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. The Company has agreed to use best efforts to file one or more registration statements with the SEC covering the resale of the shares of common stock issuable upon exercise of the warrants.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Stellar Biotechnologies

Based north of Los Angeles at the Port of Hueneme,Stellar Biotechnologies, Inc. is the leader in sustainable manufacture of Keyhole Limpet Hemocyanin (KLH), an immune- stimulating protein utilized as a carrier molecule in therapeutic vaccine pipelines (targeting cancers, immune disorders, Alzheimer’s and inflammatory diseases) and for assessing immune system function. KLH can also be used in immunotoxicology studies for monitoring the immunomodulatory effects of drug candidates. Stellar is committed to meeting the growing demand for commercial-scale supplies of GMP grade KLH, ensuring environmentally sound KLH production, and supporting the development of KLH-based active immunotherapies. Stellar KLH is a trademark of Stellar Biotechnologies.

Stellar Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “will,” “would,” “could,” “should,” “might,” “potential,” or “continue” and variations or similar expressions. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance. There can be no assurance that forward- looking statements will prove to be accurate, as all such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results or future events to differ materially from the forward-looking statements. Such risks include, but may not be limited to: market conditions; the satisfaction of customary closing conditions related to the offering; the expected closing date of the offering; the expected use of the net proceeds from the offering; changes in strategy or development plans; availability of funds and resources; anticipated requirements for operating capital; governmental regulations and the ability or failure to comply with governmental regulations; changes in trade policy and international law; the timing of Stellar’s or its partners’ anticipated results, including in connection with clinical trials; the ability to meet the goals of Stellar’s joint ventures and strategic partnerships; and other factors referenced in Stellar’s filings with securities regulators. For a discussion of further risks and uncertainties related to the Stellar’s business, please refer to Stellar’s public company reports filed with the U.S. Securities and Exchange Commission and the British Columbia Securities Commission. All forward-looking statements are made as of the date hereof and are subject to change. Except as required by law, Stellar assumes no obligation to update such statements. This press release does not constitute an offer or solicitation of an offer for sale of any securities in any jurisdiction, including the United States.